Exhibit 10.1

TWENTY-SEVENTH AMENDMENT

TO

SECOND AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT

OF

CORPORATE OFFICE PROPERTIES, L.P.

This Twenty-Seventh Amendment (the “Amendment”) to the Second Amended and Restated Limited Partnership Agreement Of Corporate Office Properties, L.P., a Delaware limited partnership (the Partnership), is made and entered into as of February 3, 2011, by the undersigned.

Recitals

A.                                    The Partnership is a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act and governed by that certain Second Amended and Restated Limited Partnership Agreement dated as of December 7, 1999, as amended to the date hereof (as amended, the “Partnership Agreement”).

B.                                    The sole general partner of the Partnership is Corporate Office Properties Trust, a real estate investment trust formed under the laws of the State of Maryland (the “General Partner”).

C.                                    Pursuant to Section 11.1 (b) (iii), the General Partner desires to amend the Partnership Agreement to reflect the admission, substitution, termination and/or withdrawal of various limited partners in accordance with the terms of the Partnership Agreement.

NOW THEREFORE, the General Partner, intending to be legally bound, hereby amends the Partnership Agreement as follows, effective as of the date first set forth above.

1.                                      Exhibit 1, Schedule of Partners, as attached hereto and by this reference made a part hereof, is hereby substituted for and intended to replace any prior Exhibit 1 attached to a prior Amendment to the Partnership Agreement, and as attached hereto shall be a full and complete listing of all the general and limited partners of the Partnership as of the date of this Amendment, same being intended and hereby superceding all prior Exhibit 1 listings.

In Witness Whereof, the General Partner has executed this Amendment as of the day and year first above written.

Corporate Office Properties Trust, a Maryland Real Estate Investment Trust

By:	/s/ Roger A. Waesche, Jr.
Roger A. Waesche, Jr.
President

Exhibit 1 Addendum—27th Amendment

Schedule of Partners

General Partner	Common Units of Partnership Units	Series G Preferred Units	Series H Preferred Units	Series I Preferred Units	Series J Preferred Units	Series K Preferred Units
Corporate Office Properties Trust	64,610,967	2,200,000	2,000,000		3,390,000	531,667

Limited Partners and Preferred Limited Partners
Jay H. Shidler	452,878
Shidler Equities, L.P.	1,395,439
Clay W. Hamlin, III	91,592
LBCW Limited Partnership	1,331,107
Robert L. Denton	348,000
James K. Davis	51,589
RP Investments, LLC	10,000
Denise J. Liszewski	4,433
Samuel Tang	4,389
Lawrence J. Taff	13,733
Kimberly F. Aquino	2,937
M.O.R. 44 Gateway Associates Limited Partnership	1
John Parsinen	49,434
M.O.R. Commons Limited Partnership	7
Lynn Hamlin	121,411
Housing Affiliates, Inc.	4,402
Reingle Corp.	730
Joseph Tawil	2,160
The Lovejoy Trust	59,528
The Century Trust	59,528
A. Charles Wilson & Betty S. Wilson Trust	5,908
Harold & Renee Holland	4,320
Irwin Hoffman	1,880
The Rouse Family Exemption Trust	2,160
Lawrence G. Rief	2,526
David D. Jenkins	262,165
RA & DM, Inc.	2,954
Richard Alter	43,817
Donald Manekin	23,336
William Winstead	14,019
Richard Manekin	8,988
Robert Manekin	8,988
Charles Manekin	3,899
Francine Manekin	880
Sandye Sirota	5,427
Lynn Stern	880
Louis LaPenna	2,513
Jamie Deutsch	22
Kelly Alter	22

TRC Associates Limited Partnership				352,000

	69,008,969	2,200,000	2,000,000	352,000	3,390,000	531,667